Exhibit 10.29

Schedule to Indemnification Agreement

The following is a list of our directors who are party to the company’s Indemnification Agreement, the form of which was filed as an exhibit to the company’s Current Report on Form 8-K filed on 3/6/2009:

David R. LaVance, Jr.

Sally W. Crawford

Scott T. Garrett

Nancy L. Leaming

Lawrence M. Levy

Christiana Stamoulis

Elaine S. Ullian

Wayne Wilson